UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

Commission File Number: 333-141271

 CHINA WIND ENERGY INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA (State or other jurisdiction of incorporation)	N/A (IRS Employer Identification No.)

No.2 Haibin Road, Binxi Developing Area Heilongjiang Province, People’s Republic of China (Address of principal executive offices)	+86 451 87009618 (Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 16, 2008, China Wind Energy Inc. (the “Company”) entered into a Share Exchange Agreement with Power Profit Technology Development Limited, a company incorporated under the laws of Hong Kong, People’s Republic of China (“Power Profit”), and Wan Yi Tse, the holder of 100% of the issued and outstanding registered share capital of Power Profit (the “Share Exchange Agreement”).

Power Profit is the holder of 72,660,000 common shares of the registered share capital of Harbin Sanye Wind Energy Technology Co., Ltd. (formerly Harbin Lian Chuang Co., Ltd)(“Harbin Sanye”), a company incorporated under the laws of the People’s Republic of China. The 72,660,000 shares represent 82.14% of the registered share capital of Harbin Sanye.

China Wind had previously been engaged by Harbin Sanye, through one of its subsidiaries, for the provision of management services. The Company expects to terminate this agreement shortly after the acquisition of Harbin Sanye.

Harbin Sanye’s principal product is a variable pitch blade for wind turbine generators. It differs from other wind power generation blades produced in China by having variable speed and pitch which can be adjusted to attain higher efficiency. Harbin Sanye has secured a number of patents for its technology and was recently valued by an independent appraisal firm at approximately US $21,500,000.

Material terms of the Share Exchange Agreement

  The Company will issue 15,000,000 shares of its common stock to Wan Yi Tse, or her designees, in exchange for 1 common share in the registered capital of Power Profit. The 1 common share in the registered capital of Power Profit represents 100% of Power Profit’s issued and outstanding registered share capital. Power Profit owns 82.14% of the registered share capital of Harbin Sanye
   At Closing, the current directors of the Company shall adopt resolutions appointing Shouquan Sun as the Company’s President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and a director, and shall accept the resignation of Jian Ren from his directorship and all officer positions of the Company.
  If Power Profit or Wan Yi Tse do not deliver audited and consolidated financial statements of Power Profit and Harbin Sanye within 65 days of when the Share Exchange Agreement was entered into, the Company has the option to rescind the Share Exchange Agreement, cancel the 15,000,000 shares and return all parties to the same position as if the Share Exchange Agreement had never been entered into.

Upon closing of the Share Exchange Agreement, which is tentatively scheduled for May 21, 2008, Power Profit will become the Company’s wholly owned subsidiary and Harbin Sanye will become the Company’s majority owned subsidiary.

Item 9.01 Financial Statements and Exhibits

Exhibits. The following exhibits are included as part of this report:

10.1	Share Exchange Agreement with Power Profit Technology Development Limited entered into on May 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA WIND ENERGY INC.

Date: May 16, 2008	By: /s/ Jian Ren
Jian Ren
President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Director, Secretary, Treasurer